Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Worlds Online Inc. (the "Company") on Form 10-Q for the three months ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher J. Ryan, Principal Accounting and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

WORLDS ONLINE INC. (Registrant)

Date: November 13, 2013	By:	/s/ Christopher J. Ryan
Christopher J. Ryan Principal Accounting and Financial Officer